UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2016 (July 15, 2016)

Calpian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On July 15, 2016, Calpian, Inc. (the “Company”) issued a press release announcing that it will be conducting an Earnings Release conference call and webcast on Wednesday, July 20, 2016 at 10 a.m. CDT (11 a.m. EDT). Harold Montgomery, CEO, and Scott Arey, CFO, will present from Dallas, Texas. Participants within the U.S. can join the call and webcast by dialing 1-800-765-0709 or 1-913-981-5518 if calling from outside the U.S. The Conference ID is 8433057. Access to the presentation can be obtained via the following link: http://public.viavid.com/index.php?id=120446. The press release is attached hereto as Exhibit 99.1. The slide show presentation is available on the Company's website and is attached hereto as Exhibit 99.2.

On July 18, 2016, the Company issued a press release announcing that it teamed up with Kalighat Society for Development Facilitation in the Kolkata area to help the over 75,000 low-income women in the Kolkata area become financially independent as mobile money agents in the MoneyOnMobile network. The press release is attached hereto as Exhibit 99.3.

On July 18, 2016, the Company made a slide show presentation about the Company available on its website. The presentation is attached hereto as Exhibit 99.4.

In accordance with General Instruction B.2 of Form 8-K, the information and exhibits attached hereto in this Section 7.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release: Unaudited Earnings Release Announcement
99.2	Slide Show: Fiscal Year 2016 Operational update and unaudited financial results
99.3	Press Release: Kalighat Society Partnership
99.4	Slide Show: Red Chip Conference

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: July 20, 2016	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

Exhibits

Exhibit No.	Description
99.1	Press Release: Unaudited Earnings Release Announcement
99.2	Slide Show: Fiscal Year 2016 Operational update and unaudited financial results
99.3	Press Release: Kalighat Society Partnership
99.4	Slide Show: Red Chip Conference